UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2024

GEN Restaurant Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41727	87-3424935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11480 South Street, Suite 205 Cerritos, CA		90703
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (562) 356-9929

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.001 per share	GENK	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2024, the Board of of Directors (the "Board") of GEN Restaurant Group, Inc. (the "Company"), following the recommendation of the Nominating and Corporate Governance Committee of the Board, increased the size of the Board from four (4) directors to five (5) directors and appointed Mr. David Park as a director to fill the resulting vacancy with his term expiring at the Company's 2026 annual meeting of stockholders and until his successor has been elected and qualified, subject, however, to his earlier death, resignation, retirement, disqualification or removal. Mr. Park has been appointed to the Audit Committee of the Board. The Board determined that Mr. Park is an independent director in accordance with the applicable rules of The Nasdaq Stock, LLC and otherwise meets all applicable requirements to serve on the Audit Committee, including the applicable rules and regulations of the Securities and Exchange Commission.

Biographical information for Mr. Park is as follows:

Mr. Park, age 49, bring to the Board more than two decades of experience in capital markets and extensive M&A experience. Since 2021, Mr. Park has served as the founder and chief investment officer of Alpha Park Partners, a long-term oriented investment fund based in New York. From 2011 until founding Alpha Park Partners, he was Managing Director of Tiger Asia Management, LLC (now known as Archegos Capital Management, L.P.), an investment management firm. He has also held a variety of senior roles analyzing both public equity investments and private equity M&A transactions for notable firms, including Rockwood Capital, AEW Capital, and Maverick Capital, as well as previously working in the investment banking division of Goldman Sachs. Mr. Park holds an MBA from The Wharton School of the University of Pennsylvania.

Mr. Park's strong academic background and business experience has led the Board to conclude that he is qualified to serve on the Board.

Mr. Park's compensation will be consistent with compensation provided to all of the Company's non-employee directors.

No arrangement of understanding exists between Mr. Park and any other person pursuant to which Mr. Park was appointed as director. There are no transactions in which Mr. Park has an interest which would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of GEN Restaurant Group, Inc. dated July 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: July 25, 2024	By:	/s/ Thomas V. Croal
Thomas V. Croal
Chief Financial Officer